Law Offices
                      Drinker Biddle & Reath, LLP
                   Philadelphia National Bank Building
                         1345 Chestnut Street
                      Philadelphia, PA 19107-3496
                       Telephone: (215) 988-2700
                            Telex: 834684
                         Fax: (215) 988-2757


                             July 2, 1998

VIA EDGAR TRANSMISSION

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, NW
Washington, DC 20549

Re:   Pacific Horizon Funds, Inc.
      Registration Nos. 2-81110 and 811-4293

Ladies and Gentlemen:

In connection with the solicitation of shareholder approval of certain matters in connection with the Annual Meeting of Shareholders to be held on June 19, 1998 and adjourned to July 20, 1998, on behalf of Pacific Horizon Funds, Inc. (the "Company") and pursuant to Rule 14a-6(b) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), enclosed herewith for filing is a letter sent to shareholders of the Company regarding the proxy.

Questions and comments concerning the enclosed materials may be directed to the undersigned at (215) 988-1152.

Very truly yours,

/s/ Kenneth L. Greenberg, Esq.






Dear Shareholder,

The Pacific Horizon Shareholder Meeting has been adjourned until July 20, 1998. In order for your vote to be included in the tabulation, please sign and return the ballot in the enclosed postage paid envelope. Feel free to fax the ballot to 516-254-7407 or 212-269-2796 to ensure that the ballot reaches us by July 20th. If you want to phone in your vote, please call 800-848-3374.

If you need any additional information, please call 800-848-3374.

Thank you.

Sincerely,

Pacific Horizon Funds